UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 3, 2008

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)            Appointment of Certain Officers

On March 3, 2008, the Board of Directors of Maui Land & Pineapple Company, Inc. (the “Company”) appointed Robert I. Webber to the position of chief operating officer and executive vice president.  Mr. Webber will continue to also serve as the Company’s chief financial officer. In connection with the appointment, Mr. Webber was awarded 25,000 shares of restricted stock that will vest based on the achievement of performance measures from 2008 through 2012, and his annual salary was increased by $50,000 to $400,000.

Mr. Webber has served as Chief Financial Officer and Senior Vice President of Business Development of the Company since April 2006.  He served as President of Dyntek, Inc., a provider of technology services based in Irvine, California, from June 2005 to March 2006; and as Chief Financial Officer and Director from July 2004 to March 2006.  He was the General Manager of Spectrus, Inc., (formerly known as FOR1031) a privately held commercial real estate development and services company in Irvine, California from October 2003 to June 2004.  Mr. Webber served as President and Chief Executive Officer of MindArrow Systems, Inc., a communications and technology company in Aliso Viejo, California from June 2000 to September 2003.  Previously, Mr. Webber worked as a consultant for McKinsey & Company, Inc. in Los Angeles, California.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated March 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: March 5, 2008	By:	/S/ DAVID C. COLE
David C. Cole
President, Chief Executive Officer and Chairman of the Board

(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated March 4, 2008.